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                                                                   EXHIBIT 10.24


                                                                  EXECUTION COPY


                             EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (the "Agreement") dated as of February 28, 1999,
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by and between SYNETIC, INC., a Delaware corporation (the "Company"), and JAMES
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LOVE ("Executive").
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          WHEREAS, the Company desires to employ the Executive on a full-time basis and the Executive desires to be so employed by the Company;

          NOW, THEREFORE, in consideration of the mutual covenants in this Agreement, the parties agree as follows:

     1.   Effectiveness of Agreement and Employment of Executive.
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          1.1.  Effectiveness of Agreement.  This Agreement shall become
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effective as of February 28, 1999 (the "Effective Date").
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          1.2.  Employment by the Company.  The Company hereby employs Executive
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as the Executive Vice President - Chief Financial Officer of the Company and
Executive hereby accepts such employment with the Company. Executive shall report to the Chairman of the Board (the "Chairman") or Chief Executive Officer (the "CEO") of the Company or their designee(s), and perform such duties and services for the Company and its subsidiaries and affiliates (such subsidiaries and affiliates collectively, "Affiliates"), and at such locations, as may be designated from time to time, by any such person. Executive shall use his best and most diligent efforts to promote the interests of the Company and the Affiliates, and shall devote all of his business time and attention to his employment under this Agreement.

          1.3.  Confidentiality. (a) Executive understands and acknowledges that
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in the course of his employment, he will have access to and will learn information that is proprietary to, or confidential to the Company and its Affiliates that concerns the operation, methodology and plans of the Company and its Affiliates, including, without limitation, business strategy and plans, financial information, protocols, proposals, manuals, clinical procedures and guidelines, technical data, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), information regarding acquisition and other strategic partner candidates, and customer information (collectively, "Proprietary
                                                             -----------
Information").  Executive agrees that, at all times (including following
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termination of this Agreement), he will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill his duties hereunder, and will not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which Executive can demonstrate (a) was already available to the public at the time
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of disclosure, or subsequently becomes available to the public, otherwise than by breach of this Agreement by Executive or (b) was the subject of a court order for Executive to disclose. Upon any termination of this Agreement, Executive shall immediately return to the Company all copies of any Proprietary Information in his possession.

          (b) Executive agrees that at no time during his employment by the Company or thereafter, shall he make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, the reputation, business or character of the Company, its Affiliates or any of their respective officers or employees.

          1.4.  Restrictions on Solicitation.  During the period beginning on
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the Effective Date and ending on the second anniversary of the date of cessation of the employment of the Executive for any reason whatsoever (the "Restricted Period"), Executive shall not, directly or indirectly, without the prior written approval of the Company, solicit or contact any customer, or any prospective customer, of the Company or any of the Affiliates for any commercial pursuit which is in competition with the Company or any of the Affiliates, or that is contemplated from time to time by the Business Plan (as defined below) or take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Company or any of the Affiliates. During the Restricted
Period, Executive shall not, directly or indirectly, without the prior written approval of the Company, solicit or induce, or attempt to solicit or induce, any employees, agents or consultants of or to the Company or any of the Affiliates to leave the employ of the Company or such Affiliate or do anything from which Executive is restricted by reason of this Agreement nor shall Executive, directly or indirectly, offer or aid others to offer employment to or interfere or attempt to interfere with any employees, agents or consultants of the Company or any of the Affiliates. For purposes of this Agreement, "Business Plan" shall mean, at any point in time, the then current business plan of the Company and any business plans of the Company in effect during the prior 18 months.

          1.5.  Restrictions on Competitive Employment.  During the Restricted
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Period, Executive shall not (as principal, agent, employee, consultant or otherwise), anywhere in the United States, directly or indirectly, without the prior written approval of the Company, (i) engage in direct or indirect competition with the Company or any Affiliates, (ii) conduct a business of the type and character engaged in by the Company or any Affiliates (or contemplated by the Business Plan), or (iii) develop products or services competitive with those of the Company or any Affiliates (collectively, "Competitive Business").
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In addition, during the period beginning on the Effective Date and ending on the first anniversary of the date of cessation of the employment of the Executive for any reason whatsoever (the "IB Restricted Period"), Executive shall not, directly or indirectly (as principal, agent or representative of an investment banking, financial advisory or consulting firm or otherwise),

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provide investment banking, financial advisory, consulting or related services to any company or persons engaged in a Competitive Business. Notwithstanding the foregoing, Executive may have an interest consisting of publicly traded securities constituting less than 1 percent of any class of publicly traded securities in any public company engaged in a Competitive Business so long as he is not employed by and does not consult with, or become a director of or otherwise engage in any activities for, such company.

          1.6.  Extension of Restricted Periods.  The Restricted Period and the
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IB Restricted Period shall be extended by the length of any period during which
Executive is in breach of the terms of this Section 1.

          1.7.  Assignment of Developments.  All Developments that are at any
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time made, conceived or suggested by Executive, whether acting alone or in conjunction with others, arising out of or as a result of Executive's employment with the Company shall be the sole and absolute property of the Company and the Affiliates, free of any reserved or other rights of any kind on Executive's part. During Executive's employment and, if such Developments were made, conceived or suggested by Executive during or as a result of Executive's employment under this Agreement or any other employment with the Company or the Affiliates, thereafter, Executive shall promptly make full disclosure of any such Developments to the Company and, at the Company's cost and expense, do all acts and things (including, among others, the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company and the Affiliates of Executive's right and title, if any, to such Developments. For purposes of this Agreement, the term "Developments" shall mean all data, discoveries, findings, reports, designs,
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inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the present or planned activities, or future activities, or the products and services of the Company or any of the Affiliates.

          1.8.  Remedies.  Executive acknowledges and agrees that damages for a
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breach or threatened breach of any of the covenants set forth in Sections 1.1 through 1.7 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages in connection therewith, may seek specific enforcement of any such covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction.

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     2.   Compensation and Benefits.
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          2.1.  Salary.  The Company shall pay Executive for services during the term of this Agreement a base salary at the annual rate of $175,000.00 ("Base Salary"). Any and all increases to Executive's Base Salary shall be determined by the Board in its sole discretion. Such Base Salary shall be payable in equal installments, no less frequently than monthly, pursuant to the Company's customary payroll policies in force at the time of payment, less any required or
authorized payroll deductions.   Executive may receive bonus compensation in
addition to his Base Salary. Whether Executive shall receive such bonus compensation and the amounts, if any, that may from time to time be granted to Executive shall be in the absolute discretion of the Board, whose determination shall be conclusive.

          2.2.  Benefits.  During the term of this Agreement, Executive shall be
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entitled to participate, on the same basis and at the same level as other similarly situated executives of the Company, in any group insurance, hospitalization, medical, health and accident, disability, fringe benefit and tax-qualified retirement plans or programs or vacation leave of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof.

          2.3.  Expenses.  Pursuant to the Company's customary policies in force
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at the time of payment, Executive shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorized expenses properly and reasonably incurred by him on behalf of the Company or its Affiliates in the performance of his duties hereunder.

     3.   Employment Period.
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          Executive's employment under this Agreement shall commence as of the
Effective Date, and shall terminate on the fifth anniversary thereof (the "Initial Employment Period"), unless terminated earlier pursuant to Section 4.
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Unless written notice of either party's desire to terminate this Agreement has been given to the other party prior to the expiration of the Initial Employment Period (or any one-month renewal thereof contemplated by this sentence), the term of this Agreement shall be automatically renewed for successive one-month periods.

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     4.  Termination.
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         4.1.  Termination by the Company for Cause.  (a)  This Agreement and
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Executive's employment with the Company may be terminated at any time by the
Company for Cause. Upon such a termination, the Company shall have no obligation to Executive other than the payment of Executive's earned and unpaid compensation to the effective date of such termination.

          (b)  For purposes of this section of the Agreement, the term "Cause"
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shall mean any of the following:

               1. A willful failure of Executive to perform his duties in any material respect which failure is not cured by Executive within 20 days following written notice from the Company detailing such failure;

               2. Any willful misconduct by Executive relating, directly or indirectly, to the Company or any of its Affiliates, which breach, if susceptible to cure, is not cured by Executive within 20 days following written notice from the Company detailing such breach;

               3. Any breach by Executive of any material provision contained in this Agreement, which breach, if susceptible to cure, is not cured by Executive within 20 days following written notice from the Company detailing such breach; or

               4. Executive's conviction of a felony or crime involving moral turpitude.

         4.2.  Permanent Disability.  If during the term of this Agreement,
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Executive shall become ill, mentally or physically disabled, or otherwise incapacitated so as to be unable regularly to perform the duties of his position for a period in excess of 90 consecutive days or more than 120 days in any consecutive 12 month period, then the Company shall have the right to terminate this Agreement and Executive's employment with the Company upon written notice to Executive. Upon such a termination, the Company shall have no obligation to Executive other than (i) the payment of Executive's earned and unpaid compensation to the effective date of such termination, (ii) the payment of a monthly severance payment equal to one-twelfth (1/12th) of his then applicable Base Salary, less all required payroll deductions, for a period ending six (6) months from the date of such termination, and (iii) as provided in the Stock Option Agreement (as defined below).

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          4.3.  Death.  This Agreement shall be deemed terminated by the Company
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upon the death of Executive and the Company shall have no obligation to
Executive or Executive's estate other than (i) the payment of Executive's earned and unpaid compensation to the effective date of such termination, (ii) the payment of a monthly severance payment equal to one-twelfth (1/12th) of his then applicable Base Salary, less all required payroll deductions, for a period ending six (6) months from the date of such termination, and (iii) as provided in the Stock Option Agreement.

          4.4.  Termination by the Company Without Cause.  This Agreement and
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Executive's employment with the Company may be terminated at any time by the
Company without Cause. If the Company terminates this Agreement and Executive's employment without Cause (not including by notice of the Company pursuant to Section 3 of its desire to not renew this Agreement), the Company shall have no obligation to Executive other than (i) the payment of Executive's earned and unpaid compensation to the effective date of such termination, (ii) the payment of a monthly severance payment equal to one-twelfth (1/12th) of his then applicable Base Salary, less all required payroll deductions, for a period ending six (6) months from the date of such termination, and (iii) as provided in the Stock Option Agreement.

          4.5.  Liquidated Damages.  Executive acknowledges that any payments
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and benefits under Sections 4 and 5 resulting from a termination of this
Agreement and Executive's employment with the Company are in lieu of any and all claims that the Executive may have against the Company (other than benefits under the Company's employee benefit plans that by their terms survive termination of employment and benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and rights to indemnification under certain indemnification arrangements for officers of the Company), and represent liquidated damages (and not a penalty). The Company may direct that the Executive confirm such acknowledgment in writing prior to the receipt of such benefits.

     5.   Stock Options.
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          Executive will be granted (i) an option to purchase up to 250,000 shares of the Company's common stock, par value $.01 per share ("Common Stock"), and (ii) an option to purchase up to 275,000 shares of Common Stock. Notwithstanding the foregoing, all of the terms and conditions of such option grants shall be governed exclusively by the express provisions of the stock option agreements to be executed by the Executive evidencing such grants (collectively, the "Stock Option Agreement").

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     6.   Notices.
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          Any notice or communication given by either party hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

          (a)  if to the Company:

               Synetic, Inc.
               River Drive Center 2
               669 River Drive
               Elmwood Park, New Jersey  07407-1361
               Facsimile No.:  (201) 703-3401
               Attention:  General Counsel

          (b)  if to the Executive at the address set forth below.

Any notice shall be deemed given when actually delivered to such address (by mail, courier service, facsimile or otherwise), or two days after such notice has been mailed or sent by overnight express courier, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such person shall thereafter be sent.

     7.  Miscellaneous.
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          7.1   Representations and Covenants.  In order to induce the
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Company to enter into this Agreement, the Executive makes the following representations and covenants to the Company and acknowledges that the Company is relying upon such representations and covenants:

          (a) No agreements or obligations exist to which the Executive is a party or otherwise bound, in writing or otherwise, that in any way interfere with, impede or preclude him from fulfilling all of the terms and conditions of this Agreement.

          (b) The Executive, during the Employment Period, shall use his best efforts to disclose to the Chairman of the Board in writing or by other effective method any bona fide information known by him that he reasonably believes would have any material negative impact on the Company or an Affiliate.

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          7.2.  Entire Agreement.  This Agreement and the agreements and/or
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plans relating to the stock option grants described in Section 5 contain the entire understanding of the parties in respect of their subject matter and supersede upon their effectiveness all other prior agreements and understandings between the parties with respect to such subject matter.

          7.3.  Amendment; Waiver.  This Agreement may not be amended,
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supplemented, canceled or discharged, except by written instrument executed by the party against whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

          7.4.  Binding Effect; Assignment.  The rights and obligations of this
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Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. The Company may assign its rights and obligations under this Agreement to any of its Affiliates without the consent of the Executive. Executive's rights or obligations under this Agreement may not be assigned by Executive, except that the rights specified in
Section 4.3 shall pass upon the Executive's death to Executive's executor or administrator.

          7.5.  Headings.  The headings contained in this Agreement are for
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reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          7.6.  Governing Law; Interpretation.  This Agreement shall be
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construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of New Jersey applicable to contracts executed and to be wholly performed within such State.

          7.7. Further Assurances.  Each of the parties agrees to execute,
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acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

          7.8.  Severability.  The parties have carefully reviewed the
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provisions of this Agreement and agree that they are fair and equitable.
However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this

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Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement are determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                            SYNETIC, INC.


                            By:_________________________
                               Name:  Paul C. Suthern
                               Title: President and Chief
                                      Executive Officer


                            EXECUTIVE


                            _____________________________
                            James Love

                            _____________________________
                            Street

                            _____________________________
                            City, State, Zip Code

                            _____________________________
                            Facsimile No.

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